Exhibit 10.6
ORCHID ISLAND CAPITAL, INC.
2012 EQUITY INCENTIVE PLAN
DEFERRED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Orchid Island Capital, Inc. 2012 Equity Incentive Plan, as amended from time to time (the "Plan"), Orchid Island Capital, Inc. (the "Company") hereby grants to the individual listed below ("you" or the "Participant") the number of Deferred Stock Units (the "DSUs") set forth below in this Deferred Stock Unit Grant Notice (this "Grant Notice").  This award of DSUs (this "Award") is subject to the terms and conditions set forth herein, in the Deferred Stock Unit Agreement attached hereto as Exhibit A (the "Agreement") and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:

Award Type and Description:	Other Equity-Based Award granted pursuant to Article X of the Plan.

Total Number of Deferred Stock Units:

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY Orchid Island Capital, Inc. By:
Name:
Title:

PARTICIPANT
Name:

Address:

EXHIBIT A
DEFERRED STOCK UNIT AGREEMENT
This Deferred Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this "Agreement") is made as of the Date of Grant set forth in the Grant Notice (the "Date of Grant") by and between Orchid Island Capital, Inc., a Maryland corporation (the "Company"), and _________ (the "Participant"). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award.  In consideration of the Participant's past and/or continued service to the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the number of DSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  Each DSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.  Unless and until the DSUs are delivered in accordance with Section 4, the Participant will have no right to receive any Common Stock or other payments in respect of the DSUs.  The DSUs shall be credited to a separate account maintained for the Participant on the books and records of the Company (the "Account"). Prior to settlement of this Award, the DSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2. Vesting of DSUs.  The DSUs shall be 100% vested on the Date of Grant.

3. Dividend Equivalent Rights.

(a)    In the event that the Company declares and pays a dividend in respect of its outstanding shares of Common Stock and, on the record date for such dividend, the Participant holds DSUs granted pursuant to this Agreement that have not been settled, the Company shall pay to the Participant an amount equal to the dividends the Participant would have received if the Participant was the holder of record, as of such record date, of the number of shares of Common Stock relating to the portion of the Participant's DSUs that have not been settled as of such record date (the "Dividend Equivalents"), unless payment is deferred pursuant to Section 3(b).

(b)   Notwithstanding Section 3(a), the Participant may elect to defer the payment of any Dividend Equivalents pursuant to the Dividend Equivalents Deferral Election Form attached hereto as Exhibit C. Any such deferral election must be made in compliance with such rules and procedures as the Committee prescribes. If any Dividend Equivalents are deferred, the Company shall credit the amount of such Dividend Equivalents to the Account in the form of additional DSUs based on the Fair Market Value of a share of Common Stock on the date such Dividend Equivalent would be paid pursuant to Section 3(a). Any such additional DSUs shall be considered DSUs under this Agreement and shall be entitled to receive Dividend Equivalents pursuant to this Section 3; provided, however, that any such additional DSUs shall be settled in accordance with the deferral election made pursuant to this Section 3(b), rather than pursuant to Section 4.

4. Settlement of DSUs.

(a)    As soon as administratively practicable following the vesting of DSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of DSUs subject to this Award, unless delivery is deferred pursuant to Section 4(b). All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Common Stock shall not bear any interest owing to the passage of time.  Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

(b)    Notwithstanding Section 4(a), the Participant may elect to defer the delivery of the DSUs pursuant to the Deferred Stock Units Deferral Election Form attached hereto as Exhibit B. Any such deferral election must be made in compliance with such rules and procedures as the Committee prescribes.

5. Tax Withholding.  To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Common Stock (including previously owned Common Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so withheld (or surrendered) shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

6. Non-Transferability.  None of the DSUs, the Dividend Equivalents or any interest or right therein may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the DSUs have been issued, and all restrictions applicable to such shares have lapsed.  Neither the DSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is expressly permitted by the preceding sentence.

7. Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Common Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Legends.  If a stock certificate is issued with respect to shares of Common Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed.  If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

9. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.

10. Execution of Receipts and Releases.  Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant's legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant's legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested DSUs.

11. No Right to Continued Service or Awards. Nothing in the adoption of the Plan, nor the award of the DSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to a continued service relationship with the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such service relationship at any time. The grant of the DSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

12. Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Orchid Island Capital, Inc.
 Attn: Bob Cauley
3305 Flamingo Drive
Vero Beach, Florida 32963

If to the Participant, to the address for the Participant indicated on the signature page to the Grant Notice (as such address may be updated by the Participant providing written notice to such effect to the Company).
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

13. Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

14. Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

15. Entire Agreement; Amendment.  This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the DSUs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

16. Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

17. Clawback.  Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF MARYLAND LAW.

19. Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant's consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.

20. Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

21. Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

22. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the DSUs granted pursuant to this Agreement are intended to comply with the applicable requirements of Section 409A, as amended from time to time, and the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the "Nonqualified Deferred Compensation Rules") and shall be construed and interpreted in accordance with such intent. If the Participant is deemed to be a "specified employee" within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the DSUs upon the Participant's "separation from service" within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant's separation from service and (b) the Participant's death.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the DSUs provided under this Agreement are compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

EXHIBIT B

DEFERRED STOCK UNITS
DEFERRAL ELECTION FORM

Please complete this Deferred Stock Units Deferral Election Form (the "DSU Election Form") and return a signed copy to Bob Cauley no later than 5:00pm EST on April 30, 2018 (the "Election Deadline").

Name: ______________________________________

NOTE: This DSU Election Form will apply to all grants of Deferred Stock Units (the "DSUs") you may receive from Orchid Island Capital, Inc. (the "Company") until such time as a new signed DSU Election Form is received by the Company.  Any new signed DSU Election Form must be received by the Company no later than December 31 of the calendar year preceding the calendar in which it is intended to apply.

1. Settlement of DSUs

In making this election, the following rules apply:

•
Unless otherwise specified, capitalized terms used but not defined in this DSU Election Form shall have the meaning attributed to them in the Deferred Stock Unit Grant Notice (the "Grant Notice"), the Deferred Stock Unit Agreement (the "Agreement") or the Orchid Island Capital, Inc. 2012 Equity Incentive Plan, as amended from time to time (the "Plan"), as applicable.

•
You must complete this DSU Election Form by the Election Deadline and select a payment date on which you will receive the shares of Common Stock underlying the DSUs. You must complete this DSU Election Form even if you want the shares of Common Stock underlying your DSUs to be paid to you at the default time specified in the Agreement.

•
Notwithstanding the foregoing, if you fail to complete and timely submit this DSU Election Form, the shares of Common Stock underlying your DSUs will be paid to you at the default time specified in the Agreement.

2. Deferral Election

I hereby irrevocably elect to receive the shares of Common Stock issuable pursuant to any DSUs granted to me in 2018 and any future calendar years, until such time as a new signed DER Election Form is received by the Company, upon the earlier to occur of my death, disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)), a Change in Control, or (select only one of the following):

☐ (a) The default time specified in the Agreement.
☐ (b) The date I incur a separation from service with the Company, determined in accordance with the Company's written and generally applicable policies.
☐ (c) The______________ anniversary of the date of I incur a separation from service with the Company, determined in accordance with the Company's written and generally applicable policies.
☐ (d) As soon as administratively feasible following ________________ ___, _____ (insert applicable date).

3. Signature

I understand that my rights to the shares of Common Stock underlying the DSUs are subject to the rights of the general creditors of the Company in the event of its insolvency.  I further understand that this DSU Election Form will become effective and irrevocable as of 5:00pm EST on April 30, 2018, which is the Election Deadline. Once I have elected the time of settlement of my DSUs by filing this completed DSU Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 4 of the Agreement.  I acknowledge that, if I do not complete and timely submit this DSU Election Form, the shares of Common Stock underlying my DSUs will be paid to me at the default time specified in the Agreement.

By executing this DSU Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this DSU Election Form, the Grant Notice, the Agreement and the Plan.

PARTICIPANT

Name:

Date:

EXHIBIT C

DIVIDEND EQUIVALENTS
DEFERRAL ELECTION FORM

Please complete this Dividend Equivalents Deferral Election Form (the "DER Election Form") and return a signed copy to Bob Cauley no later than 5:00pm EST on April 30, 2018 (the "Election Deadline").

Name: ______________________________________

NOTE: This DER Election Form will apply to all Dividend Equivalents you may receive from Orchid Island Capital, Inc. (the "Company") pursuant to an award of Deferred Stock Units until such time as a new signed DER Election Form is received by the Company. Any new signed DSU Election Form must be received by the Company no later than December 31 of the calendar year preceding the calendar in which it is intended to apply.

1. Settlement of Dividend Equivalents

In making this election, the following rules apply:

•
Unless otherwise specified, capitalized terms used but not defined in this DER Election Form shall have the meaning attributed to them in the Deferred Stock Unit Grant Notice (the "Grant Notice"), the Deferred Stock Unit Agreement (the "Agreement") or the Orchid Island Capital, Inc. 2012 Equity Incentive Plan, as amended from time to time (the "Plan"), as applicable.

•
You must complete this DER Election Form by the Election Deadline and select a payment date on which you will receive the Dividend Equivalents (or the shares of Common Stock underlying any reinvested Dividend Equivalents). You must complete this DER Election Form even if you want the Dividend Equivalents to be paid to you at the default time specified in the Agreement.

•	Notwithstanding the foregoing, if you fail to complete and timely submit this DER Election Form, the Dividend Equivalents will be paid to you at the default time specified in the Agreement.

2. Deferral Election

I hereby irrevocably elect to receive the Dividend Equivalents (or the shares of Common Stock underlying any reinvested Dividend Equivalents) issuable pursuant to any Deferred Stock Units granted to me in 2018 and any future calendar years, until such time as a new signed DER Election Form is received by the Company, upon the earlier to occur of my death, disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)), a Change in Control, or (select only one of the following):

☐ (a) The default time specified in the Agreement.
☐ (b) The date I incur a separation from service with the Company, determined in accordance with the Company's written and generally applicable policies.
☐ (c) The_____________anniversary of the date of I incur a separation from service with the Company, determined in accordance with the Company's written and generally applicable policies.
☐ (d) As soon as administratively feasible following ________________ ___, _____ (insert applicable date).

3. Signature

I understand that my rights to the Dividend Equivalents (or the shares of Common Stock underlying any reinvested Dividend Equivalents) are subject to the rights of the general creditors of the Company in the event of its insolvency.  I further understand that this DER Election Form will become effective and irrevocable as of 5:00pm EST on April 30, 2018, which is the Election Deadline. Once I have elected the time of settlement of my Dividend Equivalents by filing this completed  DER Election Form, I understand that (a) the settlement election will be irrevocable and (b) the settlement election will control over any contrary payment time or event specified in Section 3 of the Agreement.  I acknowledge that, if I do not complete and timely submit this DER Election Form, the Dividend Equivalents (or the shares of Common Stock underlying any reinvested Dividend Equivalents) will be paid to me at the default time specified in the Agreement.

By executing this DER Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this DER Election Form, the Grant Notice, the Agreement and the Plan.

PARTICIPANT

Name:

Date: